Exhibit 10.7

NORTHERN POWER SYSTEMS, INC.

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of December 1, 2011, by and between COMERICA BANK (“Bank”) and NORTHERN POWER SYSTEMS, INC., a Delaware corporation (“Borrower”),

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

1.2 Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

2. LOAN AND TERMS OF PAYMENT.

2.1 Credit Extensions.

(a) Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(b) Advances Under Revolving Line.

(i) Amount. Subject to and upon the terms and conditions of this Agreement Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, plus the Non-Formula Amount, less the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit, the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves under the Credit Card Services Sublimit and any amounts outstanding under the Foreign Exchange Sublimit. Except as set forth in the Prime Referenced Rate Addendum attached hereto as Exhibit B, amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable.

(ii) Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time (12:00 p.m. Pacific time for Bank-assisted wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any facsimile or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2. l(b) to Borrower’s deposit account.

(iii) Letter of Credit Sublimit. Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit.

(iv) Credit Card Services Sublimit. Subject to the terms and conditions of this Agreement, Borrower may request corporate credit cards and standard and e-commerce merchant account services from Bank (collectively, the “Credit Card Services”). The aggregate limit of the corporate credit cards and merchant credit card processing reserves shall not exceed the Credit Card Services Sublimit, provided that availability under the Revolving Line shall be reduced by the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves. In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Credit Card Services. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.

(v) Foreign Exchange Sublimit. Subject to and upon the terms and conditions of this Agreement and any other agreement that Borrower may enter into with the Bank in connection with foreign exchange transactions (“FX Contracts”), Borrower may request Bank to enter into FX Contracts with Borrower due not later than the Revolving Maturity Date. Borrower shall pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing FX Contracts for Borrower. The FX Amount shall at all times be equal to or less than the Foreign Exchange Sublimit. The “FX Amount” shall equal the amount determined by multiplying (i) the aggregate amount, in United States Dollars, of FX Contracts between Borrower and Bank remaining outstanding as of any date of determination by (ii) the applicable Foreign Exchange Reserve Percentage as of such date. The “Foreign Exchange Reserve Percentage” shall be a percentage as determined by Bank, in its sole discretion from time to time. The initial Foreign Exchange Reserve Percentage shall be ten percent (10%).

(vi) Collateralization of Obligations Extending Beyond Maturity. If any Letters of Credit, Credit Card Services, or FX Contracts extend beyond the Revolving Maturity Date, then, effective as of the Revolving Maturity Date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding and undrawn Letters of Credit, Credit Card Services or FX Contracts; provided, however, that if there are insufficient balances in such accounts to secure such obligations, Borrower shall immediately deposit such additional funds as are necessary to fully secure such obligations. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit, Credit Card Services, or FX Contracts are outstanding or continue.

2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base plus the Non-Formula Amount at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

2.3 Interest Rates, Payments, and Calculations.

(a) Interest Rates. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the Prime Referenced Rate Addendum attached hereto as Exhibit B.

(b) Late Fee; Default Rate. If any payment is not made within 10 days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. At Bank’s option, all Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c) Payments. Except as set forth in the Prime Referenced Rate Addendum attached hereto as Exhibit B, interest hereunder shall be due and payable on the first calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

(d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

2.4 Crediting Payments. While no Event of Default is continuing, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 2:00 p.m. Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5 Fees. Borrower shall pay to Bank the following:

(a) Facility Fee. On the Closing Date, a fee equal to $6,250, which shall be nonrefundable;

(b) Unused Facility Fee. A quarterly Unused Facility Fee equal to one quarter of one percent (0.25%) per annum of the difference between the Revolving Line and the average outstanding principal balance of the Advances under the Revolving Line during the applicable quarter plus the average outstanding face amount of all Letters of Credit during the applicable quarter, which fee shall be payable in arrears within five (5) days of the last day of each such quarter and shall be nonrefundable; and

(c) Bank Expenses. On the Closing Date, all Bank Expenses incurred and invoiced to Borrower through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.8, shall continue in full force and effect until Payment-in-Full. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

3. CONDITIONS OF LOANS.

3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Agreement;

(b) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c) a financing statement (Form UCC-1);

(d) guaranties supporting the Obligations executed by Guarantors in form and content satisfactory to Bank;

(e) a security agreement executed by Blades in form and content satisfactory to Bank;

(f) stock pledge agreements executed by Borrower and WPH in form and content satisfactory to Bank, together with all stock certificates covered by such stock pledge agreements;

(g) agreement to furnish insurance;

(h) payment of the fees and Bank Expenses then due specified in Section 2.5;

(i) within 30 days of the Closing Date, current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(j) an audit of the Collateral, the results of which shall be satisfactory to Bank;

(k) current financial statements, including audited statements for WPH’s most recently ended fiscal year, together with an unqualified opinion, company prepared consolidated and consolidating balance sheets and income statements for the most recently ended month in accordance with Section 6.2, and such other updated financial information as Bank may reasonably request;

(l) current Compliance Certificate in accordance with Section 6.2; (m) a Collateral Information Certificate; (n) an Automatic Debit Authorization; and

(o) such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

(b) the representations and warranties contained in Article 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral, in each case, subject only to Permitted Liens. Borrower also hereby agrees not to: (a) sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property, except in connection with Permitted Liens and Permitted Transfers; or (b) directly or indirectly enter into any agreement with any Person that prohibits or restricts or limits the ability of Borrower to create, incur, pledge or suffer to exist any Lien in favor of Bank upon any of Borrower’s Intellectual Property. Notwithstanding any termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect until Payment-in-Full.

4.2 Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be filed by Bank at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to exercise in its good faith credit judgment to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, Borrower shall take such commercially reasonable steps as Bank reasonably requests for Bank to (i) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.

4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.4 Lock Box.

(a) Borrower agrees that the Revolving Line shall be on a “remittance basis”. Borrower shall at its sole expense establish and maintain (and Bank, at Bank’s option, may establish and maintain at Borrower’s expense):

(i) A United States Post Office lock box (the “Lock Box”), to which Bank shall have exclusive access and control. Borrower expressly authorizes Bank, from time to time, to remove the contents from the Lock Box, for disposition in accordance with this Agreement. Borrower agrees to notify all account debtors and other parties obligated to Borrower that all payments made to Borrower (other than payments by electronic funds transfer) shall be remitted, for the credit of Borrower, to the Lock Box, and Borrower shall include a like statement on all invoices; and

(ii) A non-interest bearing deposit account with Bank which shall be titled as designated by Bank (the “Dominion of Funds Account”) to which Bank shall have exclusive access and control. Borrower agrees to notify all account debtors and other parties obligated to Borrower that all payments made to Borrower by electronic funds transfer shall be remitted to the Dominion of Funds Account, and Borrower, at Bank’s request, shall include a like statement on all invoices. Borrower shall execute all documents and authorizations as required by Bank to establish and maintain the Lock Box and the Dominion of Funds Account.

(b) Borrower shall hold in trust for Bank all amounts that Borrower receives despite the directions to make payments to the Lock Box or Dominion of Funds Account, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit into the Lock Box or Dominion of Funds Account, as applicable.

All items or amounts which are remitted to the Dominion of Funds Account, or otherwise delivered by or for the benefit of Borrower to Bank on account of partial or full payment of, or with respect to, any Collateral shall, on a daily basis, be applied to the payment of outstanding Advances, whether then due or not, with the balance, if any, deposited to Borrower’s operating account maintained at Bank. After the occurrence and during the continuance of an Event of Default, all items or amounts remitted to the Lock Box, the Dominion of Funds Account or that Bank has otherwise received shall, in Bank’s sole discretion, be applied to the payment of any amounts under the Revolving Line, whether then due or not, in such order or at such time of application as Bank may determine in its sole discretion. Borrower agrees that Bank shall not be liable for any loss or damage which Borrower may suffer as a result of Bank’s processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Borrower agrees to indemnify and hold Bank harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, attorney’s fees and INCLUDING CLAIMS, DAMAGES, FINES, EXPENSES, LIABILITIES OR CAUSES OF ACTION OF WHATEVER KIND RESULTING FROM BANK’S OWN NEGLIGENCE except to the extent (but only to the extent) caused by Bank’s gross negligence or willful misconduct.

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

5.1 Due Organization and Qualification. Borrower and each Subsidiary is an entity duly existing under the laws of the State of Delaware and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s organizational documents, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

5.3 Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. Except for laptop computers and cell phones in the possession of Borrower’s employees and agents used for business purposes while out of the office, all Collateral is located solely in the Collateral States. The Eligible Accounts are bona fide existing obligations. The property or services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. No licenses or agreements giving rise to such Eligible Accounts are with any Prohibited Territory or with any Person organized under or doing business in a Prohibited Territory. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Collateral is maintained or invested with a Person other than Bank or Bank’s Affiliates.

5.4 Intellectual Property. Borrower is the sole owner of the Intellectual Property, except for (a) licenses granted by Borrower to its customers in the ordinary course of business, (b) software that is commercially available to the public and (c) non-material intellectual property licensed to Borrower. To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect.

5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located in the Chief Executive Office State at the address indicated in Section 10 hereof.

5.6 Actions, Suits, Litigation, or Proceedings. Except as set forth in the Schedule, there are no actions, suits, litigation or proceedings, at law or in equity, pending by or against Borrower or any Subsidiary before any court, administrative agency, or arbitrator in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect.

5.7 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.8 Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

5.9 Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that would reasonably be expected to have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which would reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.

5.10 Subsidiaries. Borrower docs not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments and Borrower has no Subsidiaries, except as set forth on the Schedule.

5.11 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.12 Inbound Licenses. Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any inbound license or other similar agreement, the failure, breach, or termination of which would reasonably be expected to cause a Material Adverse Effect, or that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property.

5.13 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank in connection with the Loan Documents or the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements, in light of the circumstances in which it is made, not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6. AFFIRMATIVE COVENANTS. Borrower covenants that, until Payment-in-Full, Borrower shall do all of the following:

6.1 Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries’ organizational existence and good standing in the Borrower State, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the jurisdiction in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so would reasonably be expected to have a Material Adverse Effect. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and its Subsidiaries’ operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within one hundred fifty (150) days after the end of WPH’s fiscal year, audited consolidated and consolidating financial statements of WPH and its Subsidiaries prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (unless such qualification is solely the result of a “going concern” related to insufficient access to capital and/or negative profits and Ex-Im grants a waiver allowing such statements to be qualified) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000) or more; (v) if applicable, promptly upon receipt, each management letter prepared by Borrower’s independent certified public accounting firm regarding Borrower’s management control systems; (vi) as soon as available, but in any event not later than January 31 of each calendar year, Borrower’s financial and business projections and budget for the immediately following year, with evidence of approval thereof by Borrower’s board of directors; (vii) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time; and (viii) within thirty (30) days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in any Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement.

(a) Within 3 days after the last day of every 2-week period, Borrower shall deliver to Bank aged listings by invoice date of accounts receivable and accounts payable for such period and a Borrowing Base Certificate for such period signed by a Responsible Officer in substantially the form of Exhibit D hereto.

(b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit E hereto.

(c) Immediately upon becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

(d) Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing. Bank agrees to coordinate the timing of such audits with Borrower to accommodate Borrower’s standard monthly closing procedures so long as no Event of Default has occurred and is continuing beyond any applicable cure period or waived by Bank.

Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrower delivers this information electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within five (5)

Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the intellectual property report, the Borrowing Base Certificate and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.

6.3 Inventory; Returns. Borrower shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than Five Hundred Thousand Dollars ($500,000).

6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.5 Insurance.

(a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower’s.

(b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional lender loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least twenty (20) days’ notice to Bank before canceling its policy for any reason other than nonpayment of premium in which case the insurer must give at least ten (10) days’ notice to Bank prior to cancellation of the policy. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.

6.6 Accounts. Borrower and its Subsidiaries shall maintain all their depository and operating accounts with Bank and their primary investment accounts with Bank or Bank’s Affiliates (covered by satisfactory control agreements), except (a) that Borrower and its Subsidiaries may maintain deposit, operating and investment accounts in an aggregate amount not to exceed U.S. $400,000 at other banks (including banks outside of the United States) and without the need for control agreements and (b) for the TD Account so long as (i) Borrower notifies all account debtors and other parties obligated to Borrower that all on-going payments made to Borrower shall be remitted, for the credit of Borrower, to a deposit account maintained with the Bank, and Borrower shall include a like statement on all invoices, (ii) after the expiration of the Second Period, all cash balances in the TD Account are transferred and swept into a deposit account maintained with the Bank within 3 Business Days of deposit into the TD Account and (iii) the TD Account is closed by the TD Account Closing Date.

6.7 Reserved.

6.8 Registration of Intellectual Property Rights.

(a) Borrower shall register or cause to be registered on an expedited basis (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Borrower, to the extent that Borrower, in its reasonable business judgment, deems it appropriate to so protect such intellectual property rights.

(b) Borrower shall give Bank written notice in accordance with Section 6.2(viii) of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office and United States Copyright Office, including the date of such filing and the registration or application numbers, if any.

(c) Borrower shall (i) give Bank not less than thirty (30) days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower; (iii) upon the request of Bank, either deliver to Bank or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Bank with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.

(d) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and trade secrets, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld or delayed.

6.9 Consent of Inbound Licensors. Prior to entering into or becoming bound by any license or other similar agreement (other than licenses for over-the-counter software or technology that is commercially available to the public), Borrower shall provide written notice to Bank of the material terms of such license or agreement with a description of its likely impact on Borrower’s business or financial condition.

6.10 Intercomany Agreements. Borrower shall deliver to Bank, within five (5) days of execution, complete and true copies of the following agreements: all license agreements between Borrower and NPSUS, the Transfer and Contribution Agreement among Borrower, NPSUS and WPH, and any assignment agreements or other transfer documents related to the Permitted Corporate Restructuring. Borrower shall also deliver to Bank a summary of the Permitted Intercomany Transactions, in form and substance acceptable to Bank, with the monthly Compliance Certificates to be delivered under Section 6.2(b).

6.11 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS. Borrower covenants and agrees that until Payment-in-Full, Borrower will not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.

7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the Borrower State or relocate its chief executive office without thirty (30) days prior written notification to Bank; replace its chief executive officer or chief financial officer without fifteen (15) days prior written notification to Bank; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; have a Change in Control.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, or enter into any agreement to do any of the same, except where (i) such transactions do not in the aggregate exceed Five Hundred Thousand Dollars ($500,000) during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) Borrower is the surviving entity.

7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank.

7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property. Borrower also hereby agrees not to: (a) sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber Borrower’s real property located at 29 Pitman Road, Barre, Vermont 05641 (“Vermont Facility”), except in connection with Permitted Liens and Permitted Transfers; or (b) directly or indirectly enter into any agreement with any Person that prohibits or restricts or limits the ability of Borrower to create, incur, pledge or suffer to exist any Lien in favor of Bank upon the Vermont Facility.

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase.

7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments, or maintain or invest any of its property with a Person other than Bank or Bank’s Affiliates or permit any Subsidiary to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower. Further, Borrower shall not enter into any license or agreement with any Prohibited Territory or with any Person organized under or doing business in a Prohibited Territory. Notwithstanding anything to the contrary contained herein, except for Permitted Investments, Borrower shall not, at any time, make or permit any Investment in any Subsidiary that is not a Domestic Subsidiary.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (a) the Permitted Corporate Restructuring, (b) the Permitted Intercompany Transactions and (c) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt and the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision of any document evidencing such Subordinated Debt, except in compliance with the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10 Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the locations set forth in the Schedule delivered by Borrower to Bank prior to the Closing Date and such other locations of which Borrower gives Bank prior written notice and as to which Bank files a financing statement where needed to perfect its security interest.

7.11 No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

7.12 Payments of Subsidiary’s Expenses. Make any payment in respect of rent, payroll or any other operating expenses of any of its Subsidiaries other than payments of such expenses for Northern Power Systems, AG not to exceed U.S. $2,100,000 in the aggregate in any fiscal year.

8. EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1 Payment Default. If Borrower fails to pay any of the Obligations when due;

8.2 Covenant Default.

(a) If Borrower fails to perform any obligation under Section 6.4, 6.5 or 6.6 or violates any of the covenants contained in Article 7 of this Agreement; or

(b) If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, so long as Borrower continues to diligently attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3 Material Adverse Change. If there occurs any circumstance or circumstances that would reasonably be expected to have a Material Adverse Effect.

8.4 Defective Perfection. If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Bank’s security interest in the Collateral is not prior to all other security interests or Liens of record reflected in the report;

8.5 Attachment. If any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within five (5) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within five (5) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be made during such cure period);

8.6 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.7 Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that would reasonably be expected to have a Material Adverse Effect;

8.8 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank;

8.9 Judgments; Settlements. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period often (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or if a settlement or settlements is agreed upon for an amount individually or in the aggregate of at least Five Hundred Thousand Dollars ($500,000) except for settlements that are covered by insurance with a reputable carrier as to which the relevant insurance company has acknowledged full coverage.

8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

8.11 Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any Guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to any Guarantor.

9. BANK’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, in accordance with applicable law, all of which are authorized by Borrower:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6 (insolvency), all Obligations shall become immediately due and payable without any action by Bank);

(b) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, outstanding Credit Card Services or outstanding FX Contracts, as collateral security for the repayment of any future drawings under such Letters of Credit, outstanding Credit Card Services or outstanding FX Contracts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit, Credit Card Services fees or FX Contracts fees, and Borrower shall promptly deposit and pay such amounts;

(c) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(e) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate during normal business hours. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge by Borrower, WPH or any affiliate of Borrower or WPH, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(f) Set off and apply to the Obligations then due any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

(i) Bank may credit bid and purchase at any public sale;

(j) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

(k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into

Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clause (g) above, regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

9.3 Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5 Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

9.7 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

9.8 Demand; Pretest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

10. NOTICES.

10.1 Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile or email to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	Northern Power Systems, Inc.
29 Pitman Road Barre, Vermont 05641 Attn: Chief Financial Officer FAX: (802) 461-2998

with a copy to:	Northern Power Systems, Inc.
222 Third Street Cambridge, MA 02412 Attn: General Counsel FAX: (617) 871-1433

If to Bank:	Comerica Bank
M/C 7578 39200 Six Mile Rd. Livonia, MI 48152 Attn: National Documentation Services

with a copy to:	Comerica Bank
100 Federal Street 28th Floor Boston, MA 02110 Attn: Song Hu Email: shu@comerica.com

10.2 The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

11.1 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the State and Federal courts located in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN

CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

12. REFERENCE PROVISION.

12.1 In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

12.2 With the exception of the items specified in Section 12.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the Superior Court in the County where the real property involved in the action, if any, is located or in a County where venue is otherwise appropriate under applicable law (the “Court”).

12.3 The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of selfhelp remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Agreement does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this Agreement.

12.4 The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.

12.5 The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

12.6 The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

12.7 Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

12.8 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

12.9 If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.10 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13. GENERAL PROVISIONS.

13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right with notice given to the Borrower but without the consent of Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

13.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against; (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement and/or the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

13.6 Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing signed by the parties. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, arc merged into this Agreement and the Loan Documents.

13.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

13.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

13.9 Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans provided such prospective transferee has agreed to be subject to the terms of this Section or otherwise has entered into a comparable confidentiality agreement in favor of Borrower with a copy delivered to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, (v) to Bank’s accountants, auditors and regulators, and (vi) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed as of the date first above written.

NORTHERN POWER SYSTEMS, INC.

By:	Douglas S. Prince
Printed Name: Douglas S. Prince
Title:	Chief Financial Officer

COMERICA BANK

By:	/s/ Dianne Russell
Printed Name:	Dianne Russell
Title:	SVP / Regional Managing Director

EXHIBIT A

DEFINITIONS

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Line.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Blades” means NPS Blades, Inc., a Delaware corporation.

“Borrower State” means Delaware, the state under whose laws Borrower is organized.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means an amount equal to the sum of: (a) eighty percent (80%) of the aggregate outstanding principal balance of Borrower’s Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower; plus (b) the lesser of: (i) $1,500,000, or (ii) twenty-five percent (25%) of the lesser of the book or fair market value of Borrower’s Eligible Inventory.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Cash” means unrestricted cash and cash equivalents.

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

“Chief Executive Office State” means Vermont, where Borrower’s chief executive office is located.

Exhibit A-1

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code as amended or supplemented from time to time.

“Collateral” means the property described on Exhibit F attached hereto and all Negotiable Collateral to the extent not described on Exhibit F, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, or (iii) constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote.

“Collateral State” means the state or states where the Collateral is located, which are Vermont, California and Washington.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinant, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Card Services Sublimit” means, as of any applicable date of determination, a sublimit for corporate credit cards and e-commerce or merchant account services under the Revolving Line not to exceed an aggregate amount of Five Hundred Thousand Dollars ($500,000), minus the total amounts outstanding on such date of determination under the Letter of Credit Sublimit and the Foreign Exchange Sublimit.

“Credit Extension” means each Advance or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“Domestic Subsidiary” means any Subsidiary whose principal place of business is located in the United States of America.

Exhibit A-2

“Eligible Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrower thirty (30) days prior written notice. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a)	Accounts that the account debtor has failed to pay in full within ninety (90) days of invoice date;

(b)	Credit balances over ninety (90) days;

(c)	Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

(d)	Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

(e)	Accounts with respect to which the account debtor does not have its principal place of business in the United States;

(f)	Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(g)	Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

(h)	Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

(i)	Accounts with respect to which the account debtor is an officer, employee, agent or Affiliate of Borrower;

(j)	Accounts that have not yet been billed to the account debtor or that relate to deposits (such as good faith deposits) or other property of the account debtor held by Borrower for the performance of services or delivery of goods which Borrower has not yet performed or delivered;

(k)	Accounts with respect to which the account debtor (x) disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion and in good faith, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or (y) becomes insolvent or goes out of business;

(l)	Accounts the collection of which Bank notifies Borrower that Bank has reasonably determined after inquiry and consultation with Borrower to be doubtful; and

(m)	Retentions and hold-backs.

Exhibit A-3

“Eligible Inventory” is Borrower’s Inventory consisting of finished goods held by Borrower for sale in the ordinary course of business, valued in accordance with GAAP to be the lowest of (i) Borrower’s net purchase cost or net manufacturing cost and (ii) fair market value, excluding, however, any Inventory which consists of:

(a)	Inventory located outside of the United States;

(b)	Work-in-process, supplies, displays, packaging or promotional materials or Inventory sold on consignment;

(c)	Inventory consisting of proprietary software;

(d)	Any Inventory not in the actual possession of Borrower, except to the extent provided in Subsection (1) below;

(e)	Any Inventory the sale or other disposition of which has given rise to an Account;

(f)	Any Inventory which fails to meet all standards and requirements imposed by any governmental authority over such Inventory or its production, storage, use or sale;

(g)	Any Inventory located on premises leased or rented to the Borrower or otherwise not owned by the Borrower, unless Bank has received a waiver and consent from the lessor, landlord or owner, in form and substance satisfactory to Bank and from any mortgagee of such lessor, landlord or owner to the extent required by Bank;

(h)	Inventory with offsetting claims;

(i)	Inventory that is damaged, defective, obsolete, returned, recalled or unfit for further processing;

(j)	Inventory that is not subject to a valid, perfected first priority Lien in favor of Bank;

(k)	Inventory that is located at an address that has not been disclosed to Bank in writing;

(l)	Inventory that is in the possession of a processor or bailee, or located on premises leased or subleased to Borrower, or on premises subject to a mortgage in favor of a Person other than Bank, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Bank shall require to evidence the subordination or other limitation or extinguishment of such Person’s rights with respect to such Inventory and Bank’s right to gain access thereto;

(m)	any Inventory as to which Bank determines in the exercise of its sole and absolute discretion at any time and in good faith is not in good condition or is defective, unmerchantable, post-seasonal, slow moving or obsolete; and

(n)	any Inventory which Bank in the good faith exercise of its sole and absolute discretion has deemed to be ineligible because Bank otherwise considers the collateral value to Bank to be impaired or its ability to realize such value to be insecure.

In the event of any dispute under the foregoing criteria, as to whether Inventory is, or has ceased to be, Eligible Inventory, the decision of Bank in the good faith exercise of its sole and absolute discretion shall control.

Exhibit A-4

“Environmental Laws” means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“Ex-Im” means the Export-Import Bank of the United States.

“Ex-Im Facility Documents” means the Ex-Im Facility Letter Agreement, the $500,000 Master Revolving Note, the Loan Authorization Notice, the Borrower Agreement, and Economic Impact Certification, each dated as of December 1, 2011.

“Ex-Im Facility Loans” means the loans advanced to Borrower under and pursuant to the Ex-Im Facility Documents.

“Foreign Exchange Sublimit” means, as of any applicable date of determination, a sublimit for foreign exchange contracts under the Revolving Line not to exceed an aggregate amount of Five Hundred Thousand Dollars ($500,000), minus the total amounts outstanding on such date of determination under the Letter of Credit Sublimit and the Credit Card Services Sublimit.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“Guarantors” means WPH and Blades, or either one of them.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all Contingent Obligations, and (e) all obligations arising under the Credit Card Services Sublimit and the Foreign Exchange Sublimit, if any.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a)	Copyrights, Trademarks and Patents;

(b)	Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)	Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

Exhibit A-5

(d)	Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)	All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)	All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)	All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means all present and future inventory in which Borrower has any interest.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Letter of Credit” means a commercial or standby letter of credit or similar undertaking issued by Bank at Borrower’s request in accordance with Section 2. l(b)(iii).

“Letter of Credit Sublimit” means, as of any applicable date of determination, a sublimit for Letters of Credit under the Revolving Line not to exceed an aggregate amount of Five Hundred Thousand Dollars ($500,000), minus the total amounts outstanding on such date of determination under the Foreign Exchange Sublimit and the Credit Card Services Sublimit.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, the Ex-Im Facility Documents, any note or notes executed by Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means (i) a material adverse change in Borrower’s business or financial condition, or (ii) a material impairment in the prospect of repayment of all or any portion of the Obligations or in otherwise performing Borrower’s obligations under the Loan Documents, or (iii) a material impairment in the perfection, value or priority of Bank’s security interests in the Collateral.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Non-Formula Amount” means (a) $ 100,000 when the Borrower opens and uses corporate credit cards issued by the Bank to the Borrower and (b) $0 when such corporate credit cards are closed or revoked.

“NPSUS” means Northern Power Systems Utility Scale, Inc., a Delaware corporation.

“Obligations” means all debt, principal, interest, Bank Expenses, Ex-Im Facility Loans and other amounts owed to Bank or any of its Affiliates by Borrower pursuant to this Agreement, the Ex-Im Facility Documents or any other agreement with the Bank or any of its Affiliates, whether absolute or contingent,

Exhibit A-6

due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank or any of its Affiliates may have obtained by assignment or otherwise,

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment-in-Full” means the payment and satisfaction of all of the Obligations (excluding contingent indemnification obligations as to which no claim has been asserted), and the termination of all of Bank’s obligations and commitments to make Credit Extensions.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Corporate Restructuring” means the transfer of those assets described in Exhibit G from Borrower to Northern Power Systems Utility Scale, Inc., a wholly-owned subsidiary of WPH.

“Permitted Indebtedness” means:

(a)	Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)	Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c)	Indebtedness not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year of Borrower secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d)	Subordinated Debt;

(e)	Indebtedness to trade creditors incurred in the ordinary course of business; and

(f)	Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Intercomany Transactions” means the intercomany transactions between Borrower and NPSUS pursuant to which each of Borrower and NPSUS are providing services, personnel and facilities to the other and adjusting for revenues received or payments made by one party on behalf of the other, all in the ordinary course of business. Such transactions will be settled monthly in arrears on a net basis and the entity with the net liability shall pay such liability in cash to the other company.

“Permitted Investment” means:

(a)	Investments existing on the Closing Date disclosed in the Schedule;

Exhibit A-7

(b)	(i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one (1) year from the date of investment therein, and (iv) Bank’s money market accounts;

(c)	Repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists;

(d)	Investments accepted in connection with Permitted Transfers;

(e)	Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Domestic Subsidiaries not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year;

(f)	Investments not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;

(g)	Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(h)	Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary; and

(i)	Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year.

“Permitted Liens” means the following:

(a)	Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;

(b)	Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Bank’s security interests;

(c)	Liens not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

Exhibit A-8

(d)	Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (e) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

(e)	Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 (attachment) or 8.9 (judgments).

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

(a)	Inventory in the ordinary course of business;

(b)	Non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;

(c)	Worn-out or obsolete Equipment;

(d)	Specific assets of Borrower to be transferred in connection with the Permitted Corporate Restructuring; or

(e)	Other assets of Borrower or its Subsidiaries that do not in the aggregate exceed Two Hundred Thousand Dollars ($200,000) at any time during the term of this Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

“Prohibited Territory” means any person or country listed by the Office of Foreign Assets Control of the United States Department of Treasury as to which transactions between a United States Person and that territory are prohibited.

“Responsible Officer” means each of (the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

“Revolving Line” means a Credit Extension of up to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) (inclusive of the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit, the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves under the Credit Card Services Sublimit and any amounts outstanding under the Foreign Exchange Sublimit).

“Revolving Maturity Date” means November 29, 2012.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

Exhibit A-9

“SOS Reports” means the official reports from the Secretaries of State of each Collateral State, Chief Executive Office State and the Borrower State and other applicable federal, state or local government offices (including, but not limited to, the United States Patent and Trademark Office or the United States Copyright Office) identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

“TD Account” means Borrower’s deposit account maintained with the Toronto Dominion Bank (a/k/a TD Bank), which daily account balance shall not exceed (a) $500,000 between the Closing Date and 60 days from the Closing Date (the “First Period”), (b) $250,000 after the First Period until 30 days from the expiration of the First Period (the “Second Period”) and (c) any additional amounts paid into such deposit account by Borrower’s customers after the Second Period until 90 days from the expiration of the Second Period (the “Third Period”).

“TD Account Closing Date” means the dale that Borrower shall close the TD Account, which date shall occur by the expiration of the Third Period.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“WPH” means Wind Power Holdings, Inc., a Delaware corporation.

Exhibit A-10

Exhibit B: Collateral Description Attachment to Loan and Security Agreement

All of Debtor’s right, title and interest in and to all personal property of Debtor of every kind, whether presently existing or hereafter created or acquired, and wherever located, including but not limited to: (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of December 31, 2013, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

EXHIBIT C

TECHNOLOGY & LIFE SCIENCES DIVISION

LOAN ANALYSIS

LOAN ADVANCE/PAYDOWN REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00* P.M, P.S.T.

DEADLINE FOR EQUIPMENT ADVANCES IS 3:00 P.M., P.S.T.**

DEADLINE FOR WIRE TRANSFERS IS 1.30 P.M, P.S.T.

*At month end and the day before a holiday, the cut off time is 1:30 P.M., P.S.T.

**Subject to 3 day advance notice.

TO: Loan Analysis	DATE:	TIME:
FAX #: (650) 462-6061

FROM:	Northern Power Systems, Inc.	TELEPHONE REQUEST (For Bank Use Only):
Borrower’s Name
FROM:		The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me.
Authorized Signer’s Name

FROM:
	Authorized Signature (Borrower)	Authorized Requester & Phone #

PHONE #:
Received by (Bank) & Phone #
FROM ACCOUNT#:
(please include Note number, if applicable)
TO ACCOUNT #:		Authorized Signature (Bank)
(please include Note number, if applicable)

REQUESTED TRANSACTION TYPE		REQUESTED DOLLAR AMOUNT	For Bank Use Only

PRINCIPAL INCREASE* (ADVANCE)	$		Date Rec’d:
PRINCIPAL PAYMENT (ONLY)	$		Time:
			Comp. Status:	YES NO
OTHER INSTRUCTIONS:			Status Date:
Time:
Approval:

All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate, including without limitation the representation that Borrower has paid for and owns the equipment financed by the Bank; provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date.

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE)     YES     NO

If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS		Fed Reference Number	Bank Transfer Number
The items marked with an asterisk (*) are required to be completed.
*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
Currency Type	US DOLLARS ONLY
*ABA Routing Number (9 Digits)
*Receiving Institution Name
*Receiving Institution Address
*Wire Amount	$

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: Northern Power Systems Inc.		Bank:	Comerica Bank
			Technology & Life Sciences Division
Commitment Amount:	$2,500,000		Loan Analysis Department
			Five Palo Alto Square, Suite 800
			3000 El Camino Real
			Palo Alto, CA 94306
			Phone: (650) 846-6820
			Fax: (650) 846-6840

ACCOUNTS RECEIVABLE
1 Accounts Receivable Book Value as of
2 Additions (please explain on reverse)
3 TOTAL ACCOUNTS RECEIVABLE AS OF			$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4. Accounts over 90 days from original invoice date	$
5. Credit Balances over 90 days	$
6. Balance of 25% over 90 days	$
7. Concentration limit of 25% for all Subsidiary and Affiliate Accounts	$
8. Non-Eligible Foreign Accounts	$
9. Government Accounts not in compliance with Federal Assignment of Claims Act	$
10. Contra Accounts	$
11. Consignment, Promo, Demo or Conditional Accounts	$
12. Intercompany/Employee Accounts	$
13. Pre-billed Accounts	$
14. Disputed Accounts; Insolvent, etc. Account Debtor	$
15. Doubtful Accounts	$
16. Retentions and Hold-backs	$
17. Other (please explain with attached sheet)	$
18. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS			$
19. Eligible Accounts (#3 minus #18)	$
20. LOAN VALUE OF ACCOUNTS RECEIVABLE (80% of #19)			$

INVENTORY
21. TOTAL INVENTORY VALUE AS OF			$

INVENTORY DEDUCTIONS (without duplication)
22. Non-US Inventory	$
23. WIP, Promo, Consignment, etc. Inventory	$
24. Proprietary Software	$
25. Inventory not in Borrower’s actual possession with	$
no waivers from holder of said Inventory	$
26. Inventory giving rise to an Account	$
27. Not in compliance with government requirements	$
28. Inventory on leased/rented location(s) with no waiver(s) from property owner(s)	$
29. Inventory with offsetting claims	$
30. Damaged, defective, obsolete, returned, etc.	$
31. Not subject to valid, perfected first priority lien in favor of Bank	$
32. Located at undisclosed address(es)	$
33. In possession of processor/bailee with no waiver(s)	$
34. Bank’s sole discretion	$
35. Other (please explain with attached sheet)	$
36. TOTAL INVENTORY DEDUCTIONS			$
37. Eligible Inventory (#21 minus #36)	$
38. LOAN VALUE OF INVENTORY (25% of #37)			$

BALANCES
39. Maximum Loan Amount	$	2,500,000
40. Total Funds Available (lesser of (a) #39 or (b) #20 plus the lesser of (i) #38 or (ii) $1,500,000)	$
41. Present balance outstanding on the Revolving Line			$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Agreement between the undersigned and Comerica Bank.

Comments:

BANK USE ONLY

Rec’d By:
Date:
Reviewed By:
Date:

Authorized Signer

SM 101 Exl (3/98)

EXHIBIT E

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
250 Lytton Avenue
3rd Floor, MC 4240
Palo Alto, CA 94301
Phone: (650) 462-6060
Fax: (650) 462-6061
FROM: BORROWER

The undersigned authorized Officer of                      (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED		COMPLIES

Company Prepared Monthly F/S	Monthly, within 30 days		YES	NO
Compliance Certificate	Monthly, within 30 days		YES	NO
CPA Audited, Unqualified F/S	Annually, within 150 days of FYE		YES	NO
Borrowing Base Cert., A/R & A/P Agings	Every 2 weeks, within 3 days		YES	NO
Annual Business Plan (incl. operating budget)	By 1/21		YES	NO
Intellectual Property Report	Quarterly within 30 days		YES	NO
Working Capital Audit	Semi-annual		YES	NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)		YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)		YES	NO

Total amount of Borrower’s cash and investments	Amount: $		YES	NO
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $		YES	NO

		DESCRIPTION	APPLICABLE

Legal Action > $500,000 (Sect. 6.2(iv))	Notify promptly upon notice		YES	NO

Inventory Disputes > $500,000 (Sect. 6.3)	Notify promptly upon notice		YES	NO

Mergers & Acquisitions > $500,000 (Sect. 7.3)	Notify promptly upon notice		YES	NO

Cross default with other agreements	Notify promptly upon notice		YES	NO

>$500,000 (Sect. 8.7)
Judgments > $500,000 (Sect. 8.9)	Notify promptly upon notice		YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES

Permitted Indebtedness for equipment leases	<$500,000		YES	NO

Permitted Investments for stock repurchase	<$500,000		YES	NO

Permitted Investments for subsidiaries	<$500,000		YES	NO

Permitted Investments for employee loans	<$500,000		YES	NO

Permitted Investments for joint ventures	<$500,000		YES	NO

Permitted Liens for equipment leases	<$500,000		YES	NO

Permitted Transfers	<$200,000		YES	NO

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

PRIME REFERENCED RATE ADDENDUM TO

LOAN AND SECURITY AGREEMENT

This Prime Referenced Rate Addendum to Loan and Security Agreement (this “Addendum”) is entered into as of December 1, 2011, by and between Comerica Bank (“Bank”) and Northern Power Systems, Inc., a Delaware corporation (“Borrower”). This Addendum supplements the terms of the Loan and Security Agreement dated as of December 1, 2011 (as the same may be amended, modified, supplemented, extended or restated from time to time, collectively, the “Agreement”).

1. Definitions. As used in this Addendum, the following terms shall have the following meanings. Initially capitalized terms used and not defined in this Addendum shall have the meanings ascribed thereto in the Agreement.

a. “Applicable Margin” means one percent (1.00%) per annum.

b. “Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in San Jose, California, and, in respect of notices and determinations relating the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

c. “Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(1)	for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the outstanding principal amount of the Obligations and for a period equal to one (1) month;

divided by

(2)	1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

d. “LIBOR Lending Office” means Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to Borrower.

e. “Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

f. “Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2,50%) per annum.

2. Interest Rate. Subject to the terms and conditions of this Addendum, the Obligations under the Agreement shall bear interest at the Prime Referenced Rate plus the Applicable Margin.

3. Payment of Interest. Accrued and unpaid interest on the unpaid balance of the Obligations outstanding under the Agreement shall be payable monthly, in arrears, on the first day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). In the event that any payment under this Addendum becomes due and: payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Addendum. Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Prime Referenced Rate on the date of each such change.

4. Bank’s Records. The amount and date of each advance under the Agreement, its applicable interest rate, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be prima facie evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all amounts payable by Borrower to Bank under or pursuant to this Addendum and the Agreement, when due in accordance with the terms hereof.

5. Default Interest Rate. From and after the occurrence of any Event of Default, and so long as any such Event of Default remains unremedied or uncured thereafter, the Obligations outstanding under the Agreement shall bear interest at a per annum rate of five percent (5%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default under the Agreement. In no event shall the interest payable under this Addendum and the Agreement at any time exceed the maximum rate permitted by law.

2

6. Prepayment. Borrower may prepay all or part of the outstanding balance of any Obligations at any time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Borrower hereby acknowledges and agrees that the foregoing shall not, in any way whatsoever, limit, restrict, or otherwise affect Bank’s right to make demand for payment of all or any part of the Obligations under the Agreement due on a demand basis, in Bank’s sole and absolute discretion.

7. Regulatory Developments or Other Circumstances Relating to the Daily Adjusting LIBOR Rate.

a. If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof: (a) shall subject Bank to any tax, duty or other charge with respect to this Addendum or any Obligations under the Agreement, or shall change the basis of taxation of payments to Bank of the principal of or interest under this Addendum or any other amounts due under this Addendum in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank, or shall impose on Bank or the foreign exchange and interbank markets any other condition affecting this Addendum or the Obligations hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Obligations hereunder or to reduce the amount of any sum received or receivable by Bank under this Addendum by an amount deemed by the Bank to be material, then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

b. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Obligations hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Obligations hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Obligations hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error.

3

8. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Agreement remain in full force and effect.

9. Conflicts. As to the matters specifically the subject of this Addendum, in the event of any conflict between this Addendum and the Agreement, the terms of this Addendum shall control.

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

NORTHERN POWER SYSTEMS, INC.

By:	/s/ Douglas S. Prince
Printed Name: Douglas S. Prince
Title: Chief Financial Officer
COMERICA BANK

By:	/s/ Dianne Russell
Printed Name: Dianne Russell
Title:	SVP / Managing Director

4

EXHIBIT F

DEBTOR SECURED PARTY:	NORTHERN POWER SYSTEMS, INC. COMERICA BANK

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

All of Debtor’s right, title and interest in and to all personal property of Debtor of every kind, whether presently existing or hereafter created or acquired, and wherever located, including but not limited to: (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (“Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of December 1, 2011, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

Exhibit F-1

EXHIBIT G

DESCRIPTION OF TRANSFERRED ASSETS

Northern Power Systems Utility Scale

Summary of Asset Transfers

As of July 1, 2011

	June 30, 2011	Transfers	July 1, 2011
Assets
Current Assets:
Cash and Cash Equivalents	$—	$4,326.4	$4,326.4
Short-term Investments			—
Restricted Cash	—	29.9	29.9
Accounts Receivable	—	1,032.5	1,032.5
Inventories	—	256.2	256.2
Deferred Costs	—	510.0	510.0
Other Current Assets:			—
Accounts Receivable - Employee Advances	—		—
Accounts Receivable - Employee - Credit Cards	—		—
Prepaid Insurance (ST)	—		—
Prepaid Other (ST)	—	18.9	18.9
Deposits (Purchases)	—	295.0	295.0

Total Other Current Assets	—	313.9	313.9

Total Current Assets	—	6,468.9	6,468.9

Gross Fixed Assets:
Land	—	—	—
Building	—	—	—
Building Improvements	—	—	—
Leasehold Improvements	—	30.5	30.5
Construction In Process	—	—	—
Machinery & Equipment	—	—	—
Patterns & Tooling	—	—	—
Vehicles	—	—	—
Office Furniture & Equipment	—	30.9	30.9
IT Equipment and Software	—	—	—
Machinery & Equipment - Utility Wind	—	451.2	451.2
Patterns and Tooling - Utility Wind	—	1,885.8	1,885.8
UW Vehicles	—	27.5	27.5
Fixed Asset Clearing	—	109.0	109.0

Total Gross Fixed Assets	—	2,534.9	2,534.9

Accumulated Depreciation:
Accum Depreciation - Building & Improvements	—	—	—
Accum. Depreciation - Leasehold Improvements	—	(8.2)	(8.2)
Accum Depreciation - Machinery & Equipment	—	—	—
Accum Depreciation - Patterns & Tooling		—	—

Exhibit G-1

Accum Depreciation - Vehicles	—	—	—
Accum Depreciation - Office Furniture & Equipment	—	—	—
Accum Depreciation - Software & Hardware	—	—	—
Accumulated Depreciation - Mach & Equip - UW	—	(61.6)	(61.6)
Accumulated Depreciation - Patt & Tool - UW	—	(287.1)	(287.1)
UW Vehicles	—	(3.7)	(3.7)

Total Accumulated Deprecation	—	(360.6)	(360.6)

Total Fixed Assets, Net	—	2,174.3	2,174.3

Intangibles, Gross
Core Technology & Know-how	—	490.0	490.0
In-Process Research & Development	—	3,800.0	3,800.0
Tradename	—	44.0	44.0

Total Intangibles, Gross	—	4,334.0	4,334.0

Accumulated Amortization:
Accumulated Amortization - In-Process R&D	—	(3,800.0)	(3,800.0)
Accumulated Amortization - Tradename	—	(4.7)	(4.7)

Total Accumulated Amortization	—	(3,804.7)	(3,804.7)
Total Intangibles, Net	—	529.3	529.3

Goodwill		361.0	361.0
Deferred Taxes	—		—
Other Assets:
Accounts Receivable - Other	—	300.0	300.0
Prepaid Insurance (LT)	—	—	—
Prepaid - Other (LT)	—	—	—
Deposits (LT)	—	75.4	75.4

Total Other Assets	—	375.4	375.4

Total Assets	$—	$9,908.9	$9,908.9

Liabilities and Stockholders Equity
Current Liabilities:
Current Portion of Long-term Debt	$—	$—	$—
Accounts Payable	—	160.9	160.9
Accrued Expenses	—
Payroll Exchange	—	(267.5)	(267.5)
Accrued Real Estate Taxes	—	—	—
Accrued - Insurance	—	—	—
Accrued - Other	—	658.1	658.1

Total Accrued Expenses	—	390.6	390.6

Accrued Compensation:
Accrued - Payroll	—	274.9	274.9
Accrued - Vacation	—	448.9	448.9
Accrued - Sales Commission Expense	—	—	—
Accrued - Bonus	—	253.2	253.2

Total Accrued Compensation	—	977.0	977.0

Exhibit G-2

Deferred Revenue	—	2,065.0	2,065.0
Product Warranty	—		—
Deferred Taxes	—		—

Customer Deposits	—		—
Total Current Liabilities	—	3,593.5	3,593.5

Long-term Debt	—		—
Long-term Deferred Revenue	—		—

Total Long Term Liabilities	—	—	—
Total Liabilities
Stockholders’ Equity	—	3,593.5	3,593.5

Investment from Parent (in Subsidiary)	—	6,315.3	6,315.3
Series A Convertible Preferred	—		—
Series B Convertible Preferred	—		—
Common Stock	—		—
Additional Paid In Capital	—		—
Accumulated other comprehensive income loss	—	0.1	0.1
Accumulated Deficit	—		—
Current Year Earnings	—		—

Total Stockholders’ Equity	—	6,315.4	6,315.4

Total Liabs and Stockholders’ Equity	$—	$9,908.9	$9,908.9

Exhibit G-3

Wind Power Holdings, Inc.

Consolidated

For the Six Months Ending June 30, 2011

	Inc	AG	Elim	Inc Consol	US	WPHI	Elim	Total Consol
Assets
Current Assets:
Cash and Cash Equivalents	$4,022.1	$254.3		$4,276.4	$4,276.4	$100.0		$8,652.8
Short-term Investments
Restricted Cash	220.6			220.6	29.9			250.5
Accounts Receivable	2,674.1			2,674.1	1,032.5			3,706.6
Inventories	7,630.6			7,830.6	256.2			7,886.8
Deferred Costs	3,870.7			3,870.7	510.0			4,380.7
Other Current Assets	330.0	12.3		342.3	313.9			656.2
Total Intercompany	212.0	(195.5)	(16.5)

Total Current Assets	18,960.1	71.1	(16.5)	19,014.7	6,418.9	100.0		25,533.6

Fixed Assets, Net	4,563.9	12.2		4,576.1	2,174.3			6,750.4
Intangibles, net	2,351.4			2,351.4	529.3			2,880.7
Goodwill	361.0			361.0	361.0			722.0
Deferred Taxes	1,946.3			1,946.3				1,946.3
Other Assets	22.5	48.0		70.5	375.4	0.1		446.0

Total Assets	28,205.2	131.3	(16.5)	28,320.0	9,858.9	100.1		38,279.0

Liabilities and Stockholders Equity
Current Liabilities:
Current Portion of Long-term Debt	485.0			485.0				485.0
Accounts Payable	603.9	20.3		624.2	160.9			785.1
Accrued Expenses	400.6	85.6		486.2	390.6			876.8
Accrued Compensation	675.3	63.2		738.5	977.0			1,715.5

Exhibit G-4

Wind Power Holdings, Inc.

Consolidated

For the Six Months Ending June 30, 2011

	Inc	AG	Elim	Inc Consol	US	WPHI	Elim	Total Consol
Deferred Revenue	4,548.1			4,548.1	2,065.0			6,613.1
Product Warranty	1,793.5			1,793.5				1,793.5
Deferred Taxes	1,993.8			1,993.8				1,993.8
Customer Deposits	5,813.0			5,813.0				5,813.0

Total Current Liabilities	16,313.2	169.1		16,482.3	3,593.5			20,075.8

Long-term Debt	422.1			422.1				422.1
Long-term Deferred Revenue	683.6			683.6				683.6

Total Long Term Liabilities	1,105.7			1,105.7				1,105.7

Total Liabilities	17,418.9	169.1		17,588.0	3,593.5			21,181.5

Stockholders’ Equity
Investment from Parent (in Subsidiary)	108,803.6		97.3	108.900.9	6,265.3	(115,166.2)
Series A Convertible Preferred						56,451.0		56,451.0
Series B Convertible Preferred						56,447.6		56,447.6
Common Stock						2.7		2.7
Additional Paid In Capital		97.3	(97.3)			4,218.3		4,218.3
Accumulated other comprehensive income loss	0.1	(11.6)	(16.5)	(28.0)	0.1	(0.1)		(28.0)
Accumulated Deficit	(81,101.5)	158.9)		(81,260.4)		(1,869.5)		(83,129.9)
Current Year Earnings	(16,915.9)	35.4		(16,880.5)		16.3		(16,864.2)

Total Stockholders’s Equity	10,786.3	(37.8)	(16.5)	10,732.0	6,265.4	100.1		17,097.5

Total Liabs and Stockholders’ Equity	28,205.2	131.3	(16.5)	28,320.0	9,858.9	100.1		38,279.0

Exhibit G-5

SCHEDULE OF EXCEPTIONS

TO LOAN AND SECURITY AGREEMENT

Permitted Indebtedness (Exhibit A)

Indebtedness in the principal amount of $12,500,000 evidenced by Promissory Notes made by Borrower or Northern Power Systems Utility Scale, Inc. to WPH, which indebtedness is subordinated to the Obligations pursuant to a Subordination Agreement by WPH in favor of Bank.

Permitted Investments (Exhibit A)

None.

Permitted Liens (Exhibit A)

Mortgage Deed dated October 6, 2005 and recorded in Book 212 at Pages 481-484 of the Town of Barre Land Records on Borrower’s real property and equipment located at 29 Pitman Road, Barre, Vermont 05641 in favor of Vermont Economic Development Authority.

Due Organization and Qualification (Section 5.1)

Northern Power Systems AG is a corporation organized under the laws of Switzerland.

Collateral (Section 5.3)

Northern Power Systems, AG maintains an operating account at CreditSuisse.

Prior Names (Section 5.5)

Borrower was originally incorporated under the name of CB Wind Acquisition Corp.

Location of Inventory and Equipment (Section 5.5)

281 Winter Street, Waltham, MA (office equipment)

Litigation (Section 5.6)

None.

Subsidiaries (Section 5.10)

(1)	Northern Power Systems, AG, a corporation organized in Switzerland

(2)	Northern Power Systems S.r.l., a corporation organized in Italy

Inbound Licenses (Section 5.12)

None

Collateral Locations (Section 7.10)

29 Pitman Road, Barre, Vermont 05641

5225 7th Street E. Building 6, Fife, WA 98424

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Loan and Security Agreement (“Amendment”) is made on May 18 2012 (“First Amendment Effective Date”) between NORTHERN POWER SYSTEMS, INC., a Delaware corporation (“Borrower”) and COMERICA BANK, a Texas banking association (“Bank”).

Borrower and Bank entered into a Loan and Security Agreement dated December 1, 2011 (“Loan and Security Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Indebtedness”).

Borrower and Bank have agreed to amend the terms of the Loan and Security Agreement as provided in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment capitalized terms that are used without separate definition shall have the meanings given to them in the Loan and Security Agreement.

2. Amendments. The Loan and Security Agreement is amended as follows:

(a) Clause (ii) of Section 6.2 of the Loan and Security Agreement is amended to read in its entirety as follows:

“(ii) as soon as available, but in any event within one hundred fifty (150) days after the end of WPH’s fiscal year (except for WPH’s fiscal year ending December 31, 2011, by July 15, 2012), audited consolidated and consolidating financial statements of WPH and its Subsidiaries prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (unless such qualification is solely the result of a ‘going concern’ related to insufficient access to capital and/or negative profits and Ex-Im grants a waiver allowing such statements to be qualified) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;”.

3. Representations. Borrower represents and agrees that:

(a) Except as expressly modified in this Amendment, (i) the representation and warranties set forth in the Loan and Security Agreement and in each Loan Document remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Loan and Security Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(b) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, and will not conflict with or violate any of Borrower’s formation documents or any agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound.

(c) Borrower continues to be in good standing under the laws of the States of Delaware and Vermont.

(d) There is no default continuing under the Loan and Security Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

4. Conditions Precedent. The effectiveness of this Amendment is subject Bank’s receipt of or Borrower’s satisfaction of all of the following:

(a) this Amendment, duly executed by Borrower;

(b) execution and delivery by the Guarantors of the attached Acknowledgement and Consent of Guarantors;

(c) corporate resolutions and incumbency certifications for the Borrower and each Guarantor, in form acceptable to Bank;

(d) payment all of Bank expenses incurred through the date of this Amendment; and

(e) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

5. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Loan and Security Agreement.

6. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Loan and Security Agreement and the Loan Documents and agree that they remain in full force and effect.

7. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

8. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

9. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

10. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Loan and Security Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

11. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

12. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement. Facsimile copies of signatures or copies of signatures sent by electronic mail (as a “pdf” of “tif” attachment) shall be treated as manually signed originals for the purposes of this Amendment and the documents to be delivered pursuant to Section 4. Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail also shall deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[end of amendment - signature page follows]

This Amendment No. 1 to Loan and Security Agreement is executed and delivered as of the First Amendment Effective Date.

COMERICA BANK		NORTHERN POWER SYSTEMS, INC.

By:	/s/ Paula J. Mowell	By:	/s/ Douglas Prince
Name:	Paula J. Mowell	Name:	Douglas Prince
Title:	SVP	Title:	CFO

Acknowledgement and Consent of Guarantors

Each of the undersigned has guaranteed the payment and performance of the Indebtedness by Borrower pursuant to Guaranties dated December 1, 2011 Each of the undersigned acknowledges and consents to the execution, delivery and performance of the foregoing Amendment No. 1 to Loan and Security Agreement and (c) agrees that (i) its guaranty remains in full force and effect and (ii) it has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, the foregoing Amendment No. 1 to the Loan and Security Agreement, the Loan and Security Agreement, its guaranty, or the other Loan Documents. Bach of the undersigned further represents that it is in compliance with all of the terms and conditions of its guaranty.

NPS BLADES, INC.

By:	/s/ Douglas Prince
Name:	Douglas Prince
Title:	CFO

Dated: May , 2012

WIND POWER HOLDINGS, INC.

By:	/s/ Douglas Prince
Name:	Douglas Prince
Title:	CFO

Dated: May , 2012

AMENDMENT NO. 1 TO PRIME REFERENCED RATE

ADDENDUM TO LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Prime Referenced Rate Addendum to Loan and Security Agreement (“Amendment”) is made as of November 6, 2012 (“Effective Date”) between NORTHERN POWER SYSTEMS, INC., a Delaware corporation (“Borrower”) and COMERICA BANK, a Texas banking association (“Bank”) in order to amend the Prime Referenced Rate Addendum to Loan and Security Agreement dated December 1, 2011 (“Addendum”) between Borrower and Bank, which supplements the terms and conditions of the Loan and Security Agreement dated December 1, 2011, as amended between Borrower and Bank, as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Addendum.

2. Amendments. The Addendum is amended as follows:

2.1 The following terms and their respective definitions are hereby added to Section 1 of the Addendum:

“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation thereof of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in “Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

2.2 Section 7 of the Addendum is amended in its entirety as follows:

“7. Regulatory Developments or Other Circumstances Relating to the Daily Adjusting LIBOR Rate.

a. If any Change in Law shall: (a) subject Bank to any tax, duty or other charge with respect to this Addendum or any Indebtedness under the Agreement, or shall change the basis of taxation of payments to Bank of the principal of or interest under this Addendum or any other amounts due under this Addendum in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank’s principal executive office or LIBOR Lending Office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank, or shall impose on Bank or the foreign exchange and interbank markets any other condition affecting this Addendum or the Indebtedness; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness or to reduce the amount of any sum received or receivable by Bank under this Addendum by an amount deemed by Bank to be material, then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

b. In the event that any Change in Law affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of Bank hereunder or to maintaining any Indebtedness. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, shall be conclusive and binding for all purposes absent manifest error.”

3. Representations. Borrower represents, warrants and agrees that:

3.1 Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Addendum and in each related document, agreement, and instrument remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

3.2 When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms. The Addendum, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.

3.3 There is no default continuing under the Addendum, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

4. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any note, mortgage, security agreement, or other document, instrument, or agreement evidencing, securing or relating to the Addendum (“Related Documents”). This Amendment shall not impair the rights, remedies, and security given in and by the Related Documents. The terms of this Amendment shall control any conflict between its terms and those of the Agreement.

2

5. Ratification. Except for the modifications under this Agreement, the parties ratify and confirm the Agreement and the Related Documents and agree that they remain in full force and effect.

6. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank.

7. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

8. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

9. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Addendum, the Related Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

10. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

11. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.

This Amendment No. 1 to Prime Referenced Rate Addendum to Loan and Security Agreement is executed and delivered as of the Effective Date.

NORTHERN POWER SYSTEMS, INC.

By:	/s/ Douglas S. Prince

Its:	Chief Financial Officer

COMERICA BANK

By:	Paula J. Howell

Its:	Senior Vice President

3

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to Loan and Security Agreement (“Amendment”) is made on November 6, 2012 (“Second Amendment Effective Date”) between NORTHERN POWER SYSTEMS, INC., a Delaware corporation (“Borrower”) and COMERICA BANK, a Texas banking association (“Bank”).

Borrower and Bank entered into a Loan and Security Agreement dated December 1, 2011, as amended (“Loan and Security Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Indebtedness”).

As of November 6, 2012, the aggregate principal amount outstanding under the Loan and Security Agreement is $0.

Borrower and Bank have agreed to amend the terms of the Loan and Security Agreement as provided in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Loan and Security Agreement.

2. Amendments. The Loan and Security Agreement is amended as follows:

(a) The definition of “Revolving Maturity Date” in Schedule A of the Loan and Security Agreement is hereby deleted in its entirely and replaced with the following:

“Revolving Maturity Date” means February 27, 2013.”

(b) Any and all referenced to the Prime Referenced Rate Addendum in the Loan and Security Agreement shall hereafter include all amendments to such addendum and Exhibit “B” (Prime Referenced Rate Addendum) to the Loan and Security Agreement is hereby amended by Amendment No. 1 to Prime Referenced Rate Addendum to Loan and Security Agreement attached hereto.

3. Representations. Borrower represents, covenants and agrees that:

(a) Notwithstanding anything to the contrary in the Loan and Security Agreement, daring the Extension Period, Borrower shall not request and Bank shall not be obligated to make any Advances or re-Advances under the Loan and Security Agreement in excess of $0 in the aggregate (including the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit, the aggregate limits of corporate credit cards issued and merchant credit card processing reserves under the Credit Card Services Sublimit and any amounts outstanding under the Foreign Exchange Sublimit). “Extension Period” means the period from November (6, 2012 through (and including) February 27, 2013.

(b) Except as expressly modified in this Amendment, (i) the representations and warranties set forth in the Loan and Security Agreement and in each Loan Document remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Loan and Security Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(c) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, and will not conflict with or violate any of Borrower’s formation documents or any agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound.

(d) The corporate resolutions and incumbency certification delivered to Bank on or about May 18, 2012 remain in full force and effect, have not been amended, repcaled or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, the officers named therein continue to hold those offices, the bylaws of the Borrower delivered to Bank on or about December 1, 2011 remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, and Borrower continues to be in good standing under the laws of the States of Delaware and Vermont.

(e) There is no default continuing under the Loan and Security Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

4. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of or Borrower’s satisfaction of all of the following:

(a) this Amendment, duly executed by Borrower;

(b) execution and delivery by the Guarantors of the attached Acknowledgement and Consent of Guarantors;

(c) payment of Bank’s expenses (including reasonable attorneys’ fees) incurred through the date of this Amendment (it being acknowledged that the Bank is not charging an amendment fee in connection with this Amendment); and

(d) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

5. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Loan and Security Agreement.

6. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Loan and Security Agreement and the Loan Documents and agree that they remain in full force and effect.

7. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

8. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

9. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

10. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Loan and Security Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

11. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

12. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement. Facsimile copies of signatures or copies of signatures sent by electronic mail (as a “pdf” or “tif” attachment) shall be treated as manually signed originals for the purposes of this Amendment and the documents to be delivered pursuant to Section 4. Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail also shall deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[end of amendment – signature page follows]

This Amendment No. 2 to Loan and Security Agreement is executed and delivered as of the Second Amendment Effective Date.

COMERICA BANK		NORTHERN POWER SYSTEMS, INC.

By:	/s/ Paula J. Mowell	By:	/s/ Douglas S. Prince
Name:	Paula J. Mowell	Name:	Douglas S. Prince
Title:	SVP	Title:	CFO

Acknowledgement and Consent of Guarantors

Each of the undersigned has guaranteed the payment and performance of the Indebtedness by Borrower pursuant to Guaranties dated December 1, 2011. Each of the undersigned acknowledges and consents to the execution, delivery and performance of the foregoing Amendment No. 2 to Loan and Security Agreement and Amendment No. 1 to Note of even date herewith between Borrower and Bank (“Export Amendment”) which Export Amendment amends that certain Master Revolving Note dated as of December 1, 2011 made by Borrower to Bank (the “Export Note”), and (c) agrees that (i) its guaranty remains in full force and effect and (ii) it has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, the foregoing Amendment No. 2 to the Loan and Security Agreement, the Loan and Security Agreement, the Export Amendment, the Export Note, its guaranty, or the other Loan Documents. Each of the undersigned further represents that it is in compliance with all of the terms and conditions of its guaranty.

The corporate resolutions and incumbency certifications of each of the undersigned delivered to Bank on or about May 18, 2012 remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, the officers named therein continue to hold those offices, the bylaws of each of the undersigned delivered to Bank on or about December 1, 2011 remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, and each of the undersigned continues to be in good standing under the laws of the State of Delaware.

NPS BLADES, INC.

By:	/s/ Douglas S Prince
Name:	Douglas S Prince
Title:	CFO

Dated: November 6, 2012

WIND POWER HOLDINGS, INC.

By:	/s/ Douglas S Prince
Name:	Douglas S Prince
Title:	CFO

Dated: November 6, 2012

AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 3 to Loan and Security Agreement (“Amendment”) is made on February 28, 2013 (“Third Amendment Effective Date”) between NORTHERN POWER SYSTEMS, INC., a Delaware corporation (“Borrower”) and COMERICA BANK, a Texas banking association (“Bank”).

Borrower and Bank entered into a Loan and Security Agreement dated December 1, 2011, as amended (“Loan and Security Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Indebtedness”).

As of February 28, 2013, the aggregate principal amount of the Obligations outstanding under the Loan and Security Agreement is $0.

Borrower and Bank have agreed to amend the terms of the Loan and Security Agreement as provided in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Loan and Security Agreement.

2. Amendments. The Loan and Security Agreement is amended as follows:

(a) The following terms and their respective definitions are hereby added to Exhibit A of the Loan and Security Agreement in their respective alphabetical order:

“Compliance Certificate” means a certificate of Borrower’s chief executive officer or financial officer (i) setting forth Borrower’s compliance with the financial covenants set forth in Section 6.7 as of the date of those statements and (ii) stating that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating its nature, the period of its existence, and what action Borrower proposes to take to correct or remedy it.

“Consolidated Net Income (or Deficit)” means the consolidated net income (or deficit) of any Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income.

“Consolidated Total Interest Expense” means with respect to any Person for any period, the aggregate amount of interest required to be paid or accrued by a Person and its Subsidiaries during such period on all Indebtedness of such Person and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease or any synthetic lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

“EBITDA” means with respect to any fiscal period an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of the Borrower’s Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash expense associated with granting stock options, plus (v) all non-cash or non-recurring expenses or charges for such period as approved by Bank on a case-by-case basis and minus, to the extent added in computing Consolidated Net Income, and without duplication, all extraordinary and non-recurring revenue and gains (including income tax benefits) for such period, all as determined in accordance with GAAP.

“New Equity” means cash proceeds received after the Third Amendment Effective Date from the sale or issuance of Borrower’s equity or Subordinated Debt.

“Third Amendment Effective Date” means February 28, 2013.

(b) The definitions of “Ex-Im Facility Documents” and “Guarantors” in Exhibit A to the Loan and Security Agreement are hereby deleted in their entirety and replaced with the following:

“Ex-Im Facility Documents” means the Ex-Im Facility Letter Agreement, the $4,000,000 Master Revolving Note, the Loan Authorization Notice, the Borrower Agreement and the Economic Impact Certification, each dated as of February 28, 2013, as the same may be amended from time to time.

“Guarantor” means WPH.

(c) The definition of “Blades” in Exhibit A to the Loan and Security Agreement is hereby deleted in its entirety.

(d) Section 4.4 of the Loan and Security Agreement is hereby deleted in its entirety and replaced with the following:

“4.4 Lock Box.

(a) Borrower agrees that the Ex-Im Facility Loans shall be on a “remittance basis”. Borrower shall at its sole expense establish and maintain (and Bank, at Bank’s option, may establish and maintain at Borrower’s expense):

(i) A United States Post Office lock box (the “Lock Box”), to which Bank shall have exclusive access and control. Borrower expressly authorizes Bank, from time to time, to remove the contents from the Lock Box, for disposition in accordance with this Agreement. Borrower agrees to notify all account debtors and other parties obligated to Borrower that all payments made to Borrower (other than payments by electronic funds transfer) shall be remitted, for the credit of Borrower, to the Lock Box, and Borrower shall include a like statement on all invoices; and

(ii) A non-interest bearing deposit account with Bank which shall be titled as designated by Bank (the “Dominion of Funds Account”) to which Bank shall have exclusive access and control. Borrower agrees to notify all account debtors and other parties obligated to Borrower that all payments made to Borrower by electronic funds transfer shall be remitted to the Dominion of Funds Account, and Borrower, at Bank’s request, shall include a like statement on all invoices. Borrower shall execute all documents and authorizations as required by Bank to establish and maintain the Lock Box and the Dominion of Funds Account.

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(b) Borrower shall hold in trust for Bank all amounts that Borrower receives despite the directions to make payments to the Lock Box or Dominion of Funds Account, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit into the Lock Box or Dominion of Funds Account, as applicable.

All items or amounts which are remitted to the Dominion of Funds Account, or otherwise delivered by or for the benefit of Borrower to Bank on account of partial or full payment of, or with respect to, any Collateral shall, on a daily basis, be applied to the payment of outstanding Advances, whether then due or not, with the balance, if any, deposited to Borrower’s operating account maintained at Bank. After the occurrence and during the continuance of an Event of Default, all items or amounts remitted to the Lock Box, the Dominion of Funds Account or that Bank has otherwise received shall, in Bank’s sole discretion, be applied to the payment of any amounts under the Ex-Im Facility Loans, whether then due or not, in such order or at such time of application as Bank may determine in its sole discretion. Borrower agrees that Bank shall not be liable for any loss or damage which Borrower may suffer as a result of Bank’s processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Borrower agrees to indemnify and hold Bank harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, attorney’s fees and INCLUDING CLAIMS, DAMAGES, FINES, EXPENSES, LIABILITIES OR CAUSES OF ACTION OF WHATEVER KIND RESULTING FROM BANK’S OWN NEGLIGENCE except to the extent (but only to the extent) caused by Bank’s gross negligence or willful misconduct.”

(e) Clause (ii) of Section 6.2 of the Loan and Security Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) as soon as available, but in any event within one hundred fifty (150) days after the end of WPH’s fiscal year, audited consolidated and consolidating financial statements of WPH and its Subsidiaries prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (unless such qualification is solely the result of a “going concern” related to insufficient access to capital and/or negative profits) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;”.

(f) Clause (a) of Section 6.2 of the Loan and Security Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Within three (3) Business Days after the 15th day and last day of each calendar month, Borrower shall provide Bank the Export-Related Borrowing Base Certificate (as defined in the Borrower Agreement included in the Ex-Im Facility Documents) and reports detailing agings of Borrower’s accounts receivable and accounts payable and a schedule of Inventory bound for export, each report to be in form satisfactory to Bank.”

(g) Section 6.7 of the Loan and Security Agreement is hereby deleted in its entirety and replaced with the following:

“6.7 Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

(a) Minimum Equity Event. Receipt by April 30, 2013 of New Equity in an aggregate amount of not less than $4,000,000.

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(b) EBITDA. An EBITDA of not less than the amounts set forth below at the indicated dates, measured as of the end of each fiscal quarter for the one fiscal quarter then-ending, as follows:

Fiscal Quarter Date	Minimum EBITDA Amount
March 31, 2013	–	$3,437,500
June 30, 2013	–	$3,181,250
September 30, 2013	–	$1,937,000
December 31, 2013	–	$1,169,000

(h) Exhibit E to the Loan and Security Agreement is hereby deleted in its entirety and replaced with Exhibit E attached hereto.

3. Representations. Borrower represents, covenants and agrees that:

(a) Notwithstanding anything to the contrary in the Loan and Security Agreement, the Revolving Line is hereby terminated and cancelled, there being no Advances currently outstanding or hereafter permitted under such Revolving Line or the Loan and Security Agreement.

(b) The representations, warranties and covenants set forth in the Loan and Security Agreement shall continue to be applicable to the Ex-Im Facility Documents until Payment-in-Full of the Ex-Im Facility Loans.

(c) Except as expressly modified in this Amendment, (i) the representations and warranties set forth in the Loan and Security Agreement and in each Loan Document remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Loan and Security Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(d) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, and will not conflict with or violate any of Borrower’s formation documents or any agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound.

(e) The bylaws of the Borrower delivered to Bank on or about December 1, 2011 remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, and Borrower continues to be in good standing under the laws of the States of Delaware and Vermont.

(f) There is no default continuing under the Loan and Security Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

4. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of or Borrower’s satisfaction of all of the following:

(a) this Amendment, duly executed by Borrower and the documents identified on attached Schedule 4, and such other agreements and instruments reasonably requested by Bank pursuant thereto (including such documents as are necessary to create and perfect Bank’s interest in the Collateral), each duly executed by Borrower and/or other party as applicable;

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(b) a certificate of an officer of Borrower with respect to identity and incumbency of its authorized officers and resolutions authorizing the execution and delivery of this Amendment, in form acceptable to Bank;

(c) execution and delivery by the Guarantor of the attached Acknowledgement and Consent of Guarantors;

(d) payment of Bank’s expenses (including reasonable attorneys’ fees) incurred through the date of this Amendment (it being acknowledged that the Bank is not charging an amendment fee in connection with this Amendment); and

(e) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

5. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Loan and Security Agreement.

6. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Loan and Security Agreement and the Loan Documents and agree that they remain in full force and effect.

7. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

8. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

9. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

10. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Loan and Security Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

11. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

12. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement. Facsimile copies of signatures or copies of signatures sent by electronic mail (as a “pdf” or “tif” attachment) shall be treated as manually signed originals for the purposes of this Amendment and the documents to be delivered pursuant to Section 4. Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail also shall deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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[end of amendment – signature page follows]

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This Amendment No. 3 to Loan and Security Agreement is executed and delivered as of the Third Amendment Effective Date.

COMERICA BANK		NORTHERN POWER SYSTEM, INC.

By:	/s/ Paula J. Mowell	By:	/s/ Ciel R. Caldwell
Name: Paula J. Mowell		Name: Ciel R. Caldwell
Title: SVP		Title: Chief Financial Officer

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Acknowledgement and Consent of Guarantor and Subordinated Creditor

The undersigned has guaranteed the payment and performance of the Indebtedness by Borrower pursuant to a Guaranty dated December 1, 2011. The undersigned acknowledges and consents to the execution, delivery and performance of the foregoing Amendment No. 3 to Loan and Security Agreement (“Loan Agreement Amendment”), which Loan Agreement Amendment amends that certain Loan and Security Agreement dated as of December 1, 2011, as amended, between Borrower and Bank (“Loan and Security Agreement”) and Master Revolving Note dated of even date herewith made by Borrower and Bank (“Export Note”). The undersigned agrees that (i) its guaranty remains in full force and effect and (ii) it has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, the foregoing Amendment No. 3 to the Loan and Security Agreement, the Loan and Security Agreement, the Export Note, its guaranty, or the other Loan Documents. The undersigned further represents that it is in compliance with all of the terms and conditions of its guaranty.

The undersigned further ratifies and affirms the Subordination Agreements, dated as of December 1, 2011 (the “Subordination Agreement”), which Subordination Agreement remains in full force and effect with respect to the indebtedness and obligations now or hereafter outstanding or incurred by Borrower to Bank, including without limitation the Export Note, and acknowledges that the Subordinated Indebtedness includes, without limitation, (i) indebtedness in the principal sum of U.S. $1,000,000 evidenced by a Promissory Note dated as of January 17, 2013 made by Borrower to the undersigned (the “January 2013 Subordinated Promissory Note”), (ii) indebtedness in the principal sum of U.S. $2,000,000.00 evidenced by a Promissory Note dated as of November 5, 2012 made by Borrower to the undersigned (the “November 2012 Subordinated Promissory Note”), (iii) indebtedness in the principal sum of U.S. $3.000,000.00 evidenced by a Promissory Note dated as of July 27, 2012 made by Borrower to the undersigned (the “July 2012 Subordinated Promissory Note”), and (iv) indebtedness in the principal sum of U.S. $1,500,000.00 evidenced by a Promissory Note dated as of October 24, 2011 made by Borrower to the undersigned (the “2011 Subordinated Promissory Note”, together with the January 2013 Promissory Note, the November 2012 Subordinated Promissory Note and the July 2012 Subordinated Promissory Note, the “Subordinated Notes”), which original Subordinated Notes have been endorsed and delivered to Bank.

Attached hereto are current corporate resolutions and incumbency certifications of the undersigned, which resolutions and certifications remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, the officers named therein continue to hold those offices, the bylaws of the undersigned delivered to Bank on or about December 1, 2011 remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, and the undersigned continues to be in good standing under the laws of the State of Delaware.

“Guarantor” and “Subordinated Creditor” WIND POWER HOLDINGS, INC.
By:	/s/ Ciel Caldwell
Name: Ciel Caldwell
Title: Chief Financial Officer
Dated: February 28, 2013

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EXHIBIT E

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:		Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
250 Lytton Avenue
3rd Floor, MC 4240
Palo Alto, CA 94301
Phone: (650) 462-6060
Fax: (650) 462-6061
FROM:	BORROWER

The undersigned authorized Officer of Northern Power Systems, Inc. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                         with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED		COMPLIES

Company Prepared Monthly F/S	Monthly, within 30 days		YES	NO
Compliance Certificate	Monthly, within 30 days		YES	NO
CPA Audited, Unqualified F/S	Annually, within 150 days of FYE		YES	NO
Borrowing Base Cert., A/R & A/P Agings	Every 15th and last day of month, within 3 days		YES	NO
Annual Business Plan (incl. operating budget)	By 1/31		YES	NO
Intellectual Property Report	Quarterly within 30 days - See note below		YES	NO
Working Capital Audit	Semi-annual		YES	NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)		YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)		YES	NO

Total amount of Borrower’s cash and	Amount: $		YES	NO
investments
Total amount of Borrower’s cash and	Amount: $		YES	NO
investments maintained with Bank

		DESCRIPTION	APPLICABLE

Legal Action > $500,000 (Sect. 6.2(iv))	Notify promptly upon notice		YES	NO
Inventory Disputes > $500,000 (Sect. 6.3)	Notify promptly upon notice		YES	NO
Mergers & Acquisitions > $500,000 (Sect. 7.3)	Notify promptly upon notice		YES	NO
Cross default with other agreements >$500,000 (Sect. 8.7)	Notify promptly upon notice		YES	NO
Judgments > $500,000 (Sect. 8.9)	Notify promptly upon notice		YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES

TO BE TESTED QUARTERLY:

Minimum EBITDA	See Section 6.7(b) of Agreement		YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES

Permitted Indebtedness for equipment leases	<$500,000		YES	NO
Permitted Investments for stock repurchase	<$500,000		YES	NO
Permitted Investments for subsidiaries	<$500,000		YES	NO
Permitted Investments for employee loans	<$500,000		YES	NO
Permitted Investments for joint ventures	<$500,000		YES	NO
Permitted Liens for equipment leases	<$500,000		YES	NO
Permitted Transfers	<$200,000		YES	NO

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very Truly Yours

Authorized Signer

Name:

Title:

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 4 to Loan and Security Agreement (“Amendment”) is made on October 23, 2013 (“Fourth Amendment Effective Date”) between NORTHERN POWER SYSTEMS, INC., a Delaware corporation (“Borrower”) and COMERICA BANK, a Texas banking association (“Bank”).

Borrower and Bank entered into a Loan and Security Agreement dated December 1, 2011, as amended (“Loan and Security Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Indebtedness”).

As of February 28, 2013, the aggregate principal amount of the Obligations outstanding under the Loan and Security Agreement is $0.

Borrower and Bank have agreed to amend the terms of the Loan and Security Agreement as provided in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Loan and Security Agreement.

2. Amendments. The Loan and Security Agreement is amended as follows:

(a) The following term and its respective definition is hereby added to Exhibit A of the Loan and Security Agreement in its respective alphabetical order:

“Fourth Amendment Effective Date” means October 23, 2013.

(b) The definition of “New Equity” in Exhibit A to the Loan and Security Agreement is hereby deleted in its entirety and replaced with the following:

“New Equity” means cash proceeds received after the Fourth Amendment Effective Date from the sale or issuance of Borrower’s equity or Subordinated Debt

(c) Section 6.7 of the Loan and Security Agreement is hereby deleted in its entirety and replaced with the following:

“6.7 Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

(a) Minimum Equity Event. Receipt by October 13, 2013 of New Equity in an aggregate amount of not less than $1,000,000.

(b) EBITDA. An EBITDA of not less than the amounts set forth below at the indicated dates, measured as of the end of each fiscal quarter for the one fiscal quarter then-ending, as follows:

Fiscal Quarter Date	Minimum EBITDA Amount
September 30, 2013	–$	2,200,000
December 31, 2013	–$	2,000,000
March 31, 2014	–$	3,715,000

(d) Exhibit E to the Loan and Security Agreement is hereby deleted in its entirety and replaced with Exhibit E attached hereto.

3. Representations. Borrower represents, covenants and agrees that:

(a) Notwithstanding anything to the contrary in the Loan and Security Agreement, the Revolving Line is hereby terminated and cancelled, there being no Advances currently outstanding or hereafter permitted under such Revolving Line or the Loan and Security Agreement.

(b) The representations, warranties and covenants set forth in the Loan and Security Agreement shall continue to be applicable to the Ex-Im Facility Documents until Payment-in-Full of the Ex-Im Facility Loans.

(c) Except as expressly modified in this Amendment, (i) the representations and warranties set forth in the Loan and Security Agreement and in each Loan Document remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Loan and Security Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(d) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, and will not conflict with or violate any of Borrower’s formation documents or any agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound.

(e) The bylaws of the Borrower delivered to Bank on or about December 1, 2011 remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, and Borrower continues to be in good standing under the laws of the States of Delaware and Vermont.

(f) There is no default continuing under the Loan and Security Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

4. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of or Borrower’s satisfaction of all of the following:

(a) this Amendment, duly executed by Borrower and the documents identified on attached Schedule 4, and such other agreements and instruments reasonably requested by Bank pursuant thereto (including such documents as are necessary to create and perfect Bank’s interest in the Collateral), each duly executed by Borrower and/or other party as applicable;

(b) a certificate of an officer of Borrower with respect to identity and incumbency of its authorized officers and resolutions authorizing the execution and delivery of this Amendment, in form acceptable to Bank;

(c) execution and delivery by the Guarantor of the attached Acknowledgement and Consent of Guarantors;

(d) payment of Bank’s expenses (including reasonable attorneys’ fees) incurred through the date of this Amendment (it being acknowledged that the Bank is not charging an amendment fee in connection with this Amendment); and

(e) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

5. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Loan and Security Agreement.

6. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Loan and Security Agreement and the Loan Documents and agree that they remain in full force and effect.

7. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

8. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

9. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

10. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Loan and Security Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

11. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

12. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement. Facsimile copies of signatures or copies of signatures sent by electronic mail (as a “pdf” or “tif” attachment) shall be treated as manually signed originals for the purposes of this Amendment and the documents to be delivered pursuant to Section 4. Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail also shall deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[end of amendment – signature page follows]

This Amendment No. 4 to Loan and Security Agreement is executed and delivered as of the Fourth Amendment Effective Date.

COMERICA BANK		NORTHERN POWER SYSTEMS, INC.

By:	/s/ Paula J. Howell	By:	/s/ Ciel R. Caldwell
Name:	Paula J. Howell	Name:	Ciel R. Caldwell
Title:	Senior Vice President	Title:	Chief Financial Officer

Acknowledgement and Consent of Guarantor and Subordinated Creditor

The undersigned has guaranteed the payment and performance of the Indebtedness by Borrower pursuant to a Guaranty dated December 1, 2011. The undersigned acknowledges and consents to the execution, delivery and performance of the foregoing Amendment No. 4 to Loan and Security Agreement (“Loan Agreement Amendment”), which Loan Agreement Amendment amends that certain Loan and Security Agreement dated as of December 1, 2011, as amended, between Borrower and Bank (“Loan and Security Agreement”) and Amendment No. 1 to Master Revolving Note dated of even date herewith between Borrower and Bank (“Note Amendment”), which Note Amendment amends that certain Master Revolving Note in the original principal amount of $4,000,000 (“Export Note”). The undersigned agrees that (i) its guaranty remains in full force and effect and (ii) it has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, the foregoing Loan Agreement Amendment, the Loan and Security Agreement, the Export Note, as amended, its guaranty, or the other Loan Documents. The undersigned further represents that it is in compliance with all of the terms and conditions of its guaranty.

The undersigned further ratifies and affirms the Subordination Agreements, dated as of December 1, 2011 (the “Subordination Agreement”), which Subordination Agreement remains in full force and effect with respect to the indebtedness and obligations now or hereafter outstanding or incurred by Borrower to Bank, including without limitation the Export Note, as amended, and acknowledges that the Subordinated Indebtedness includes, without limitation, (i) indebtedness in the principal sum of U.S. $1,000,000 evidenced by a Promissory Note dated as of January 17, 2013 made by Borrower to the undersigned (the “January 2013 Subordinated Promissory Note”), (ii) indebtedness in the principal sum of U.S. $2,000,000.00 evidenced by a Promissory Note dated as of November 5, 2012 made by Borrower to the undersigned (the “November 2012 Subordinated Promissory Note”), (iii) indebtedness in the principal sum of U.S. $3,000,000.00 evidenced by a Promissory Note dated as of July 27, 2012 made by Borrower to the undersigned (the “July 2012 Subordinated Promissory Note”), and (iv) indebtedness in the principal sum of U.S. $1,500,000.00 evidenced by a Promissory Note dated as of October 24, 2011 made by Borrower to the undersigned(the “2011 Subordinated Promissory Note”, together with the January 2013 Promissory Note, the November 2012 Subordinated Promissory Note and the July 2012 Subordinated Promissory Note, the “Subordinated Notes”), which original Subordinated Notes have been endorsed and delivered to Bank.

The corporate resolutions and incumbency certifications of the undersigned delivered to Bank on or about February 28, 2013, which resolutions and certifications remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, the officers named therein continue to hold those offices, the bylaws of the undersigned delivered to Bank on or about December 1, 2011 remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, and the undersigned continues to be in good standing under the laws of the State of Delaware.

“Guarantor” and “Subordinated Creditor”

WIND POWER HOLDINGS, INC.

By:	/s/ Ciel R. Caldwell
Name:	Ciel R. Caldwell
Title:	Chief Financial Officer

Dated: October 23, 2013